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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the inclusion in this Form 10-K of United States Cellular Corporation of our report, which includes explanatory paragraphs relating to contingencies, dated February 17, 1995, on our audits of the financial statements of the Los Angeles SMSA Limited Partnership as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994; such financial statements are not included separately in this Form 10-K.

                                          COOPERS & LYBRAND L.L.P

Newport Beach, California
March 22, 1995

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the inclusion in this Form 10-K of United States Cellular Corporation of our reports dated February 10, 1995, February 11, 1994, and February 11, 1993, on our audits of the financial statements of the Nashville/Clarksville MSA Limited Partnership as of December 31, 1994, 1993 and 1992, and for the years ended December 31, 1994, 1993 and 1992; such financial statements are not included separately in this Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
March 22, 1995

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the inclusion in this Form 10-K of United States Cellular Corporation of our reports dated February 10, 1995, February 11, 1994, and February 11, 1993, on our audits of the financial statements of the Baton Rouge MSA Limited Partnership as of December 31, 1994, 1993 and 1992, and for the years ended December 31, 1994, 1993 and 1992; such financial statements are not included separately in this Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
March 22, 1995